UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 31, 2009
(Date of earliest event reported)
Akorn, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-32360	72-0717400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1925 W. FIELD COURT, SUITE 300
LAKE FOREST, ILLINOIS 60045
(Address of principal executive offices, zip code)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 31, 2009, Akorn, Inc. (“Akorn”), and Akorn (New Jersey), Inc. (“Akorn NJ”, and with Akorn, the “Borrowers”) consented to an Assignment Agreement (“Assignment”) between General Electric Capital Corporation (“GE”) and EJ Funds LP (“EJ”). The Assignment transfers to EJ all of GE’s rights and obligations under the Credit Agreement (“Credit Agreement”), dated January 7, 2009, among Akorn, Akorn NJ, and GE as agent for the several financial institutions from time to time party to the Credit Agreement. Pursuant to the Assignment, EJ has become the agent and lender under the Credit Agreement. Accordingly, GE is no longer the Borrowers’ lender. EJ is affiliated with EJ Financial Enterprises, Inc., whose President is Dr. John N. Kapoor, Akorn’s Chairman, largest shareholder and subordinated lender.
     In connection with the Assignment, on March 31, 2009, EJ and the Borrowers entered into a Memorandum of Agreement (the “MOA”) (i) to provide that EJ shall forbear from exercising any rights it may have under the Credit Agreement that result from any defaults or events of default through April 10, 2009, (ii) that Akorn shall pay EJ’s expenses in connection with the Assignment, the MOA and the transactions contemplated in the MOA and (iii) to outline on a non-binding basis, certain anticipated terms of the parties’ relationship moving forward. The non-binding terms in the MOA provide that EJ and the Borrowers will work together in good faith to negotiate and execute a definitive agreement that is expected to provide, among other things: (i) that EJ will forbear through the end of 2009 from exercising any of its newly assigned rights under the Credit Agreement in respect of certain defaults to be agreed to by the parties; (ii) for changes to the Credit Agreement to make compliance less burdensome to the Borrowers; (iii) that Akorn will issue warrants to purchase approximately 1,695,000 shares of common stock of Akorn to EJ; (iv) that Akorn will file and keep effective a shelf registration statement on Form S-3, permitting the resale of shares of Akorn’s common stock by EJ or its affiliates, including the shares of common stock issuable upon the exercise of the warrants; (v) that EJ shall have the right to nominate three directors to serve on Akorn’s Board of Directors, including Dr. Kapoor, and to increase the Board of Directors from seven to nine members; (vi) that, absent an Event of Default, interest shall accrue on the principal balance of all loans and obligations outstanding under the Credit Agreement at an annual rate of 10%, and (vii) that the Subordinated Promissory Note dated July 28, 2008 in the principal amount of $5,000,000 issued by Akorn to The John N. Kapoor Trust Dated September 20, 1989, will be entitled to the benefit of the security interest in and lien upon all of the collateral of the Borrowers under the Credit Agreement. Dr. Kapoor is the beneficiary and sole trustee of the John N. Kapoor Trust.
     Prior to the Assignment, GE restricted the ability to borrow funds under the Credit Agreement to the balance outstanding as of February 19, 2009, which was $5,523,620. While the MOA provides EJ has no obligation to loan funds to the Borrowers in excess of $5,650,000, it is anticipated the definitive agreement will provide that EJ will be entitled to receive additional warrants should EJ permit the Borrowers to borrow funds that exceed that amount.
     These descriptions of the Assignment and the MOA are only summaries. They are qualified in their entirety by the full text of those documents, which are filed as exhibits hereto and are incorporated by reference herein.
     The references to the Credit Agreement herein are qualified in their entirety by Akorn’s previous disclosure in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2009, which is incorporated herein by reference, and the full text of the Credit Agreement, which is incorporated herein by reference to Exhibit 10.1 to such Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Memorandum of Agreement, dated March 31, 2009, among EJ Funds LP, Akorn, Inc., and Akorn (New Jersey), Inc.

10.2	Assignment, dated March 31, 2009, among General Electric Capital Corporation, EJ Funds LP, Akorn, Inc., and Akorn (New Jersey), Inc.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibit hereto, contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, future interest rates, the availability of credit under Akorn’s credit facilities and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Akorn’s business involving its products, the development and distribution of Akorn’s products and related services, economic and competitive factors, Akorn’s key strategic relationships, changes in regulations affecting Akorn’s business and other risks more fully described in Akorn’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Akorn assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Interim Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

Date: April 6, 2009